Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 1 dated as of February 13, 2009 (this “Amendment”) to the Receivables Purchase Agreement dated as of June 6, 2002 (as amended or modified and in effect from time to time, the “Agreement”), by and among  TRIMAS CORPORATION, a Delaware corporation (“TriMas”), COMPAC CORPORATION, DEW TECHNOLOGIES, INC., HI-VOL PRODUCTS LLC, KEO CUTTERS, INC., and RICHARDS MICRO-TOOL, INC., as exiting sellers, (each, individually, an “Exiting Seller” and collectively, the “Exiting Sellers”), ARROW ENGINE COMPANY, CEQUENT PERFORMANCE PRODUCTS, INC., LAMONS GASKET COMPANY, MONOGRAM AEROSPACE FASTENERS, INC., NORRIS CYLINDER COMPANY, RIEKE CORPORATION, and RIEKE LEASING CO., INCORPORATED, as remaining sellers, (each, individually, a “Remaining Seller” and collectively, the “Remaining Sellers”, together with the Exiting Sellers, the “Sellers”), and TSPC, INC., a Nevada corporation, as purchaser (in such capacity, the “Purchaser”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Agreement.

SECTION 2.        Amendments to the Agreement.

(a)           Section 2.01(d) of the Agreement is hereby amended in its entirety to read as follows:

(d)  It is the express intent of the Sellers (including TriMas) and the Purchaser that the conveyance of the Receivables by the Sellers to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables by the Sellers to the Purchaser.  Further, it is not the intention of the Sellers and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by the Sellers to the Purchaser to secure a debt or other obligation of the Sellers.  Except under the limited circumstances described in Sections 5.01(q), 6.01 and 6.02 hereof, the Sellers shall have no right or obligation hereunder to repurchase or otherwise reacquire any such Receivables.  Except as otherwise provided in Sections 5.01(q), 6.01 and 6.02 hereof, each sale of Receivables by the Sellers hereunder is made without recourse of any kind.  However, in the event that, notwithstanding the intent of the parties, the Receivables are construed to constitute property of the Sellers, then (i) this Agreement shall be deemed to be, and hereby is declared to be, a security agreement within the meaning of the Relevant UCC; and (ii) the conveyances by each of the Sellers provided for in this Agreement shall be deemed to be, and each of the Sellers hereby grants to the Purchaser, a security interest in, to and under all of such Seller’s right, title and interest in, to and under the Receivables outstanding on the Initial Incremental Transfer Date and thereafter owned by such Seller, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing, whether now owned or hereafter acquired and wherever located, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law.  Further, in the event that, notwithstanding the intent of the parties, the Receivables are construed to constitute property of the Sellers, the Seller and the Purchaser represent and warrants as to itself that each remittance of Collections by the Seller to the Purchaser hereunder will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and Purchaser.  The Sellers and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

(b)           Section 9.13 of the Agreement is hereby amended in its entirety to read as follows:

Addition of Sellers.  Subject to the terms and conditions hereof, from time to time one or more wholly-owned direct or indirect Subsidiaries of TriMas may become additional Seller parties hereto.  If any such Subsidiary wishes to become an additional Seller, TriMas shall submit a request to such effect in writing to the Purchaser, the Administrative Agent and the Funding Agents.  The Administrative Agent and the Funding Agents may, in their sole discretion, withhold their consent to such Subsidiary becoming an additional Seller.  If TriMas, the Purchaser, the Administrative Agent, and each Funding Agent shall have agreed to any such request, such wholly-owned Subsidiary shall become an additional Seller party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in Section 7.02.

(c)           Schedule I of the Agreement is hereby deleted and replaced in its entirety with Annex I hereto.

SECTION 3.  Termination of Sellers.  (a) The parties hereto agree that each of the Exiting Sellers shall cease to be a Seller as of the Effective Date (as defined below), and each of the Exiting Sellers shall be released as parties to the Agreement.  Subject to the terms and provisions of Section 8.03 of the Agreement and of the Receivable Transfer Agreement, on the Effective Date each Exiting Seller shall cease selling, and the Purchaser shall cease buying, Receivables and Related Security from such Exiting Seller and a Purchase Termination Date shall be deemed to have occurred, but only with respect to such Exiting Sellers and the Exiting

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Seller shall have no further obligation under any Transaction Document, other than pursuant to Sections 5.01(q), 6.01 and 6.02 of the Agreement, with respect to Receivables previously sold by it to the Purchaser.

(b) The parties hereto, hereby agree that (i) the Agreement shall remain in full force and effect in all respects except as described in clause (a) above and (ii) the release described in clause (a) above shall not release any Seller (other than the Exiting Sellers) from any of its obligations under the Agreement.

SECTION 4.  Representations and Warranties.  Each Seller represents and warrants to the Purchaser that the representations and warranties of such Seller set forth in the Agreement are true and correct in all material respects, in each case on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respect as of such earlier date).

SECTION 5.  Governing Law.  This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

SECTION 6.  Counterparts.  This Amendment may be executed in counterparts, each of which will be an original, but all of which together will constitute a single agreement.

SECTION 7.  Agreement in Full Force and Effect.  Except as expressly amended hereby, the Agreement will continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the date of the effectiveness hereof, any reference to the Agreement will mean the Agreement as amended by this Amendment.

SECTION 8.  Conditions to Effectiveness.  This Amendment shall be effective on the date on which each of the following conditions shall have been satisfied (the “Effective Date”):

(a)           this Amendment shall have been executed and delivered by the parties hereto;

(b)           the Third Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”), among the Transferor, the Administrative Agent and Park Avenue Receivables Company, LLC, shall have been duly executed by each person that is to be a party thereto and shall be in full force and effect; and

(c)           the Purchaser shall have received such other documents, instruments and certificates as the Administrative Agent or any Funding Agent shall reasonably request.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TRIMAS CORPORATION

By:	/s/ Joshua H. Sherbin
Name: Joshua H. Sherbin
Title: Vice President & Secretary

As Sellers:

Arrow Engine Company
Cequent Performance Products, Inc.
Compac Corporation
Dew Technologies, Inc.
Hi-Vol Products LLC
Keo Cutters, Inc.
Lamons Gasket Company
Monogram Aerospace Fasteners, Inc.
Norris Cylinder Company
Richards Micro-Tool, Inc.
Rieke Corporation
Rieke Leasing Co., Incorporated

By:	/s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: Vice President & Treasurer

As Purchaser:

TSPC, INC.

By:	/s/ A. Mark Zeffiro
Name: A. Mark Zeffiro
Title: Vice President

Acknowledged and agreed as
of the date first above written:

JPMORGAN CHASE BANK, as Administrative Agent
for the benefit of the CP Conduit Purchasers,
the Funding Agents and the Committed Purchasers

By:	/s/ John M. Kuhns
Name: John M. Kuhns
Title: Executive Director

ANNEX I

[See attached]

SCHEDULE I TO
RECEIVABLES PURCHASE AGREEMENT

Location of Each Seller’s Chief Executive Office

Corporate Name	Address of Chief Executive Office	County

Arrow Engine Company	2301 E. Independence, Tulsa, OK 74110	Tulsa

Cequent Performance Products, Inc.	47774 Anchor Court West, Plymouth, MI 48170	Wayne

Lamons Gasket Company	7300 Airport Boulevard, Houston, TX 77061	Fort Bend

Monogram Aerospace Fasteners, Inc.	3423 S. Garfield Ave., City of Commerce, CA 90040	Los Angeles

Norris Cylinder Company	1535 FM 1845 S., P.O. Box 7486, Longview, TX 75603	Gregg

Rieke Corporation	500 W. Seventh St., Auburn, IN 46706	De Kalb

Rieke Leasing Co., Incorporated	500 W. Seventh St., Auburn, IN 46706	De Kalb